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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-138449

Prospectus Supplement
(To Prospectus dated November 6, 2006)

DANAOS CORPORATION

Common Stock

        This prospectus supplement relates to the resale of up to 555,000 shares of common stock of Danaos Corporation which may be made from time to time by or on behalf of the selling stockholders named herein or the selling stockholders' donees, pledgees, transferees or other successors in interest. The shares of common stock which may be resold were issued under our 2006 Equity Compensation Plan.

        This prospectus supplement should be read in conjunction with the prospectus dated November 6, 2006, which accompanies this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supplements and updates the information contained in the prospectus.

        We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, brokers, dealers or agents.

        Our common stock is traded on the New York Stock Exchange under the symbol "DAC." The last reported sale price on May 11, 2012 was $4.23 per share.

        The address of our principal offices is c/o Danaos Shipping Co. Ltd., 14 Akti Kondyli, 185 45 Piraeus, Greece. Our telephone number at such address is 011 30 210 419 6480.

        Investing in our common stock involves risks and uncertainties. Please read "Risk Factors" beginning on page S-2 of this prospectus supplement

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus supplement is May 14, 2012.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares offered hereby. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply the shares offered hereby. Generally, when we refer to the "prospectus," we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

i

SELLING STOCKHOLDERS

        The following table sets forth the number of shares of our common stock held by the named selling stockholders as of the date of this prospectus supplement and the maximum number of shares of common stock that may be sold from time to time pursuant to this prospectus supplement by or on behalf of the selling stockholders or the selling stockholders' donees, pledgees, transferees or other successors in interest. The following information was provided to us by the selling stockholders as of the date of this prospectus supplement. We may amend or supplement this prospectus to reflect changes in the named selling stockholders and their share ownership.

Selling Stockholder	Number of Shares Owned Prior to Sales Under This Prospectus	Number of Shares Available for Sales Under this Prospectus(2)	Percentage of Common Stock Owned Before Any Sales(3)	Number of Shares Owned After Sales(4)	Percentage of Common Stock Owned Assuming All Shares Offered Are Sold(4)
Danaos Investments Limited as Trustee of the 883 Trust*(1)	67,828,140	195,000	61.9%	67,633,140	61.7%
14 Akti Kondyli 185 45 Piraeus Greece
Iraklis Prokopakis	471,384	155,000	*	316,384	*
Senior Vice President, Chief Operating Officer and Treasurer and Class II Director
Evangelos Chatzis	125,000	125,000	*	0	—
Chief Financial Officer and Secretary
Dimitris Vastarouchas	80,000	80,000	*	0	—
Deputy Chief Operating Officer

*
Less than 1%.

(1)
Danaos Investments Limited as Trustee of the 883 Trust has sole voting power and sole dispositive power with respect to all such shares. The beneficiaries of the trust are Dr. Coustas (Chairman, Chief Executive Officer and President of Danaos Corporation) and members of his family. Dr. Coustas has certain powers to remove and replace Danaos Investments Limited as Trustee of the 883 Trust and, accordingly, he may be deemed to beneficially own these shares of common stock.

(2)
Shares may not be transferred, assigned, pledged, hypothecated or otherwise disposed of until the earlier to occur of (i) December 12, 2014 and (ii) the average per share closing price of the common stock on the New York Stock Exchange for any period of fifteen (15) consecutive trading days equals or exceeds $7.00 per share.

(3)
Percentage is based upon 109,604,040 shares of common stock outstanding as of March 31, 2012.

(4)
Assumes all of the shares of common stock available for sale under this prospectus were resold.

        The selling stockholders or the selling stockholders' donees, pledgees, transferees or other successors in interest may also resell all or a portion of their common stock in reliance upon Rule 144 or Regulation S under the Securities Act or any other available exemption, provided they meet the criteria and conform to the requirements of those rules.

 RISK FACTORS

        You should carefully consider the important factors set forth under the heading "Item 3. Key Information—Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 30, 2012 and incorporated by reference herein, or the corresponding section in any Annual Report on Form 20-F we subsequently file with the SEC, before investing in any securities that may be offered.

PLAN OF DISTRIBUTION

        The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions:

  •
  that may involve crosses or block transactions;

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  on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, whether the options are listed on an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

  •
  short sales;

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  broker-dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        They may also sell shares under Rule 144 of the Securities Act of 1933, as amended, without using this prospectus.

        In connection with the sale of the shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

        The selling stockholders may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        We will bear expenses in connection with the preparation and filing of the registration statement of which this prospectus supplement forms a part. However, the selling stockholders will bear any fees or expenses related to any applicable underwriting discounts or commissions, brokers' fees and similar selling expenses, and any other fees and expenses incurred by the selling stockholders.

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The net proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

        Our outstanding shares of common stock are listed for trading on the New York Stock Exchange. In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some jurisdictions the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the common stock by selling stockholders who are, or are deemed to be, underwriters and any discounts, commissions, or concessions received by any such broker-dealers or agents who are, or are deemed to be, underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus supplement forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

        Once sold under the registration statement, of which this prospectus supplement forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        As required by the Securities Act of 1933, we have filed a registration statement in respect of the common stock offered by this prospectus with the U.S. Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

        We file annual and other reports with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC's Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

        This prospectus will be deemed to incorporate by reference the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 30, 2012;

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  our Report on Form 6-K furnished to the SEC on May 11, 2012, which includes our unaudited interim consolidated financial information for the three months ended March 31, 2012; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (File No. 001-33060), filed with the SEC on October 2, 2006.

        We will also incorporate by reference any future filings made with the SEC under the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Our web site address is www.danaos.com.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Danaos Corporation
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli
185 45 Piraeus
Greece
Attention: Secretary
30 210 419 6480

        Information on our web site is not part of this prospectus.

Prospectus

DANAOS CORPORATION

Common Stock

        We are an international owner of containerships, chartering our vessels to many of the world's largest liner companies. This prospectus relates to the resale of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold will be acquired by these individuals under written compensation contracts or pursuant to awards made, or upon exercise of options granted, under our 2006 Equity Compensation Plan.

        We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, brokers, dealers or agents.

        Our common stock is listed on the New York Stock Exchange (Symbol: DAC). On October 30, 2006, the closing price of our common stock was $20.26 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2006.

        We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

        We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the U.S. Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act of 1933, which we refer to as the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

WHERE YOU CAN FIND MORE INFORMATION

        We must file annual, quarterly and special reports and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, prior to the termination of the offering:

  •
  Our Prospectus dated October 5, 2006 filed pursuant to Rule 424(b) of the Securities Act (Registration No. 333-137459) on October 6, 2006 (the "Prospectus"); and

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  Our Form 8-A filed with the SEC on October 2, 2006, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Danaos Corporation
14 Akti Kondyli
185 45 Piraeus
Greece
Attention: Secretary
(011) (30) (210) 419 6480

        Information on our website is not part of this prospectus.

 OUR BUSINESS

        We are an international owner of containerships, chartering our vessels to many of the world's largest liner companies. Our strategy is to charter our containerships under multi-year, fixed-rate time charters to a geographically diverse group of liner companies, including many of the largest such companies globally, as measured by TEU capacity.

PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of our common stock by any individuals named in any prospectus supplement hereto.

SELLING STOCKHOLDERS

        Our executive officers and directors as well as certain of our current and former employees may use this prospectus to sell our common stock. These selling stockholders will be named in a supplement to this prospectus, together with the number of shares of our common stock owned by such individuals and the number of shares that may be sold under this prospectus, as supplemented, by such individuals.

PLAN OF DISTRIBUTION

        The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named in a prospectus supplement hereto or by donees, pledgees or others on their behalf, and not by us. The shares may be sold from time to time as follows:

  •
  on the New York Stock Exchange, in the over-the-counter market, or on another national securities exchange (any of which may involve crosses and block transactions);

  •
  to purchasers directly;

  •
  in ordinary brokerage transactions in which the broker solicits purchasers;

  •
  through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

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  through the writing of options on the shares;

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  through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

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  through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

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  through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through exchange distributions in accordance with the rules of the applicable exchange;

  •
  in any combination of one or more of these methods; or

  •
  in any other lawful manner.

        These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act may be sold thereunder rather than by this prospectus.

        In connection with distributions of the shares or otherwise, persons using this prospectus to sell common stock may enter into hedging transactions with broker-dealers. In connection with hedging a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions it assumes with the seller. The seller may also sell shares short and deliver the shares to close out the short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

        A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

        We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

        We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

        The people identified in any prospectus supplement to this prospectus as potential sellers of common stock may offer to sell all, some or none of the shares covered by any prospectus supplement to this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus (as supplemented), such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.

INDEMNIFICATION

        The Registrant is a Marshall Islands corporation. Section 60 of the Business Corporations Act of the Republic of the Marshall Islands (the "BCA") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

        A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

        Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA. In this regard, the Registrant has entered into employment agreements with its chief executive officer, chief operating officer and chief financial officer which provide that the Registrant will maintain directors' and officers' and on terms and conditions, no less favorable than the coverage the Registrant provides other similarly-situated executives so long as such coverage is available from the carrier and does not increase the cost of such policy by more than 10% per annum.

        The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. In this regard, the Registrant's Bylaws provide that such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Registrant deems appropriate, and the board of directors may authorize the Registrant's legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Registrant is a party to such action, suit or proceeding. The Registrant's Bylaws further provide for indemnification of directors and officers on the basis described above as being permitted by Section 60 of the BCA and provide, to the extent authorized from time to time by the board of directors of the Registrant, rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of Registrant.

        The Articles of Incorporation of the Registrant provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

VALIDITY OF COMMON STOCK

        The validity of our common stock has been passed upon by Watson, Farley & Williams (New York) LLP. Certain United States legal matters have been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Danaos Corporation as of December 31, 2004 and 2005, and for each of the years in the three-year period ended December 31, 2005, incorporated in this prospectus by reference to Danaos Corporation's Registration Statement on Form F-1 (Reg. No. 333-137459), have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.